Exhibit 12.1

302 Certification

I, Stephen Hester, certify that:

1.  I have reviewed this amendment to the annual report on Form 20-F/A of The Royal Bank of Scotland Group plc;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary, to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

September 8, 2009

/s/ Stephen Hester
Name:	Stephen Hester
Title:	Group Chief Executive